Exhibit 99.3

FINAL TRANSCRIPT

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Conference Call Transcript

ANF - Q3 2006 Abercrombie & Fitch Co. Earnings Conference Call

Event Date/Time: Nov. 14. 2006 / 4:30PM ET

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CORPORATE PARTICIPANTS
Tom Lennox
Abercrombie & Fitch Co. — Director, IR & Corp. Communications
Mike Kramer
Abercrombie & Fitch Co. — CFO
Mike Jeffries
Abercrombie & Fitch Co. — Chairman, CEO
CONFERENCE CALL PARTICIPANTS
Dana Cohen
Banc of America Securities — Analyst
Lauren Levitan
SG Cowen — Analyst
Barbara Wyckoff
Buckingham Research Group — Analyst
Jeff Klinefelter
Piper Jaffray — Analyst
John Morris
Wachovia Securities — Analyst
Jennifer Black
Jennifer Black & Assoc. — Analyst
Lorraine Maikis
Merrill Lynch — Analyst
Stacy Pak
Prudential Securities — Analyst
Paul Lejeuz
Credit Suisse — Analyst
Christine Chen
Pacific Growth Equities — Analyst
Janet Kloppenburg
JJK Research — Analyst
Jeff Black
Lehman Brothers — Analyst
Randal Konik
Bear, Stearns — Analyst
Rob Wilson
Tiburon Research — Analyst
Marni Shapiro
The Retail Track — Analyst
Dana Telsey
Telsey Advisory Group — Analyst
Mitch Kummetz
Robert W. Baird & Co. — Analyst
Brian Tunick
J.P. Morgan — Analyst
Crystal Kallik
D.A. Davidson & Co. — Analyst

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Kimberly Greenberger
Citigroup — Analyst
Josh Schwartz
Analyst
Robin Murchison
Suntrust Robinson Humphrey — Analyst
PRESENTATION

Operator
Good day, and welcome to the Abercrombie & Fitch third quarter earnings results conference call. Today’s conference is being recorded. [OPERATOR INSTRUCTIONS]
At this time, I would like to turn the conference over to Mr. Tom Lennox. Please go ahead, sir.

Tom Lennox - Abercrombie & Fitch Co. — Director, IR & Corp. Communications
Good afternoon and welcome to our third quarter conference call. After the market closed, we released a third quarter sales and earnings release, balance sheet, income statement, and an updated financial history. If you haven’t seen these materials, they are available on our website.
This call is being taped, and can be replayed by dialing 888-203-1112. You will need to reference the conference ID number 3554646. You may also access the replay through the internet at Abercrombie.com.
With me today are Mike Jeffries, Chairman and Chief Executive Officer, Mike Kramer, Chief Financial Officer, Mike Nuzzo, VP of Finance, and Brian Logan, the Company’s Controller. Today’s earnings call will be limited to one hour. After our prepared comments, we will be available to take your questions for as long as time permits. Please limit yourself to one question, so that we can speak with as many callers as possible.
Before we begin, I remind you any forward-looking statements we may make today are subject to the Safe Harbor Statement found in our earnings release and SEC filings.
Now to Mike Kramer.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Good afternoon. Before I get into the quantitative details of the quarter, I would like to start with an overview.
First, we are really pleased with our performance this quarter. We were able to leverage operating expense while continuing to invest in our business. Additionally, we were extremely pleased with our topline performance. Our transactions per store growth of 12% compared to the third quarter of last year, helped offset the 3% decline in average transaction value, which was driven by a product mix shift from denim to tops. This transaction growth on top of last year’s stellar performance, is extremely encouraging as we enter the Christmas season.
Now to the results. Net sales for the third quarter was $863.4 million, increasing 22% over last year’s third quarter sales of $704.9 million. Comparable store sales increased 5% for the quarter, versus a 25% increase for the third quarter of fiscal 2005.
Third quarter comps by brand were as follows. In the adult business, Abercrombie & Fitch comparable store sales increased 1%. Transactions per average store increased 13%. In the kids business, Abercrombie, comparable store sales increased 8%. Transactions per average store increased 11%. Hollister comparable store sales increased 8%. Transactions per average store increased 8%. RUEHL comparable store sales increased 20%, transactions per average store increased 61%.

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By region, comps were strongest in the Midwest, and weakest in the West. All regions were positive. The third quarter gross profit rate was 65.8%, 20 basis points lower than last year’s rate at 66%. The decrease in gross profit rate was primarily due to a higher markdown rate versus last year. We ended the third quarter with inventories down 7% per gross square foot at a cost versus last year.
During fourth quarter, we will accelerate deliveries of spring merchandise, to ensure we are well positioned for post-Christmas business. Given this strategy, we anticipate ending the fourth quarter with inventory flat to slightly positive on a per foot basis at cost compared to last year. Stores and distribution expense as a percentage of sales decreased 20 basis points to 35.7%, versus 35.9% last year. The decrease in rate versus last year resulted primarily from the Company’s ability to leverage store payroll, partially offset by increased store maintenance expenses associated with store investment projects.
Our goal continues to be to leverage stores and distribution expense on a modest comp store sales increase. But at the same time, we continue to strategically invest in our stores. For example, in the third quarter, we invested additional maintenance dollars in A&F stores in a continuing effort to recreate the Fifth Avenue flagship’s shopping experience. This initiative will continue in the fourth quarter.
In addition, starting in the fourth quarter, we plan to increase salary levels in several store management categories, with the goal of improving our ability to recruit and retain a strong store management team.
For the third quarter, marketing, general, and administrative expenses decreased 260 basis points as a percentage of sales to 11.3%, from 13.9% last year. The decrease in rate is primarily attributed to decreased home office and marketing expenses as a percentage of sales. In the third quarter of fiscal 2005, the Company recorded a nonrecurring charge of $13.5 million, related to an executive severance agreement.
We continue to invest in our home office infrastructure, and do not expect to leverage MG&A expense for the fourth quarter of 2006. For the third quarter, operating income increased 41% to $162.8 million, compared to $115.9 million last year. Net income for the quarter increased 43% to $102 million, versus $71.6 million last year. Third quarter net income per diluted share was $1.11 versus $0.79, representing an increase of 41% versus last year.
We ended the quarter with 358 Abercrombie & Fitch stores, 171 Abercrombie stores, 372 Hollister stores, and 11 RUEHL stores. For fiscal 2006, we now plan to open 8 new Abercrombie & Fitch stores, 19 new Abercrombie stores, 70 new Hollister stores, and 7 new RUEHL stores, for a total of 104 stores. We plan to end the year with 361 Abercrombie & Fitch stores, 177 Abercrombie stores, 393 Hollister stores, and 15 RUEHL stores, for a total of 946 stores. Total square footage is expected to grow by approximately 11% for fiscal 2006.
For fiscal 2006, we expect planned capital expenditures will be between 410 and $420 million. Approximately $260 million of this amount is allocated to new store construction, remodels, conversions, and improvements to existing stores with the remainder related to home office IT, and distribution center investments.
We reaffirmed our previously issued guidance in today’s press release for the second half of fiscal 2006 of net income per diluted share to be in the range of $3.25 to $3.30, including a charge of approximately $0.02 attributable to FAS-123R. The low end of the second half of fiscal 2006 guidance reflects a flat comp for the fourth quarter. Based upon this guidance, we expect net income per diluted share for the year to be in the range of $4.59 to $4.64, including approximately $0.10 attributable to FAS-123R.
As many of you know, we look at our time horizon well beyond the next quarter. And for that matter, beyond fiscal 2007, thus continuing to invest in our brands is a critical focus for us. The flagship format has inspired to us reach a new level of communicating the brand through the in-store experience. During development of the flagship format, we realize that we have an opportunity to enhance the look and the feel of our existing stores, by using some of the flagship’s elements for the rest of the fleet.
Over the past year, we have invested approximately $50 million in our stores with updated store fronts, enhanced lighting, the [tweens], new signage and upgraded sound systems. We believe these enhancements act like a new motion picture, that creates and sustains the emotional shopping experience. We will continue to add flagship elements, and generally refresh our store fleet through the rest of this year, and into 2007.
As for our Fifth Avenue flagship, we have had an incredible first year. While it’s premier location undoubtedly has played a part in its success, not every retailer survives, much less generates strong profits on Fifth Avenue. This says a lot about the Abercrombie & Fitch brand, and our place as a unique destination for customers from all over the world.
At the home office, we are in the middle of a complete overhaul of our IT strategy. Simply put, we are shifting a large part of our IT investment from existing system maintenance, to new platforms for growth, efficient access to data, and innovation. A couple of key areas that we are

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focused on from an IT perspective are: one, supply chain improvements where we will implement systems to make better sourcing decisions, plan merchandise flows more effectively, and replenish stores efficiently and more accurately.
Our goal is to have a supply chain that ensures the right product at the right time for our customers. And store systems, where we will provide store managers the technology to help the visual presentation and floor-filling process easier to direct and implement. Our commitment to investing in our organization to support and enhance the positioning of our Company, is why we believe we can continue to generate strong financial results in the future.
Now to Mike.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Good afternoon. Obviously I am pleased with our accomplishments for the third quarter. We performed well from a financial standpoint while enhancing the long-term positioning of our brands. And our guidance for the fourth quarter speaks to our optimism for the balance of this year.
Our track record is strong, and our opportunities going forward are exceptional. We will continue to leverage our expertise, invest in our growth potential, and as a result we expect to continue to deliver strong returns to our shareholders.
Let’s talk about the business by opening it up for questions. Please limit yourself to one question, so that we can speak to as many of you as possible. After everyone has had a chance, we will be happy to take follow-up questions. Thank you.
QUESTION AND ANSWER

Operator
Thank you, gentleman. [OPERATOR INSTRUCTIONS] We will hear first from Dana Cohen with Banc of America.

Dana Cohen - Banc of America Securities — Analyst
Hey, guys, congratulations. I was wondering if you could talk more about the incremental spend in SG&A and the MG&A. It sound like there is maintenance from the Fifth Avenue store in terms of rolling it out. I was wound wondering if you could go into more detail about where the spending is coming, and is this sort of a four quarter strategy that will go on for the next three quarters?

Mike Kramer - Abercrombie & Fitch Co. — CFO
There are three areas of increased focus in terms of our MG&A spending. I will go through those. One of those that we have articulated pretty clearly, but at a 15,000 foot level, is our IT strategy.
We are investing significantly in our IT infrastructure, both at home office and in the stores. The other one is, as we have said, is the rollout of the flagship experience to the rest of the chain, the $50 million that we are spending, there is a portion, even though there is a portion of this that is CapEx, there is a portion of this that is expensed.
The third one is really our concept 5, which we have not really publicly talked about, but we are investing significantly more this year than we were last year, with regards to concept 5. Those are the three big categories in terms of our —

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
I think her question was also to break down the in-store maintenance a little more and how long it would continue, Mike.

Mike Kramer - Abercrombie & Fitch Co. — CFO

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I think that we are going to continue this through 2007. I will tell you that the breakdown of that for Q3, we actually spent about $3 million in expenses, but in terms of CapEx, we spent $6 million on the refresh, $4 million on louvers, and $5 million for complete remodels.
That’s a total of $15 million that we spent in CapEx for Q3. We anticipate spending around $21 million in Q4 for those same elements, and roughly about $4 million of that will be expensed.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
And then I think she was asking, how much would go into spring, or next year of expense, that’s how I heard the question.

Mike Kramer - Abercrombie & Fitch Co. — CFO
I think that we will, this is going to continue into spring. In terms of the CapEx portion, will be roughly completed. There will be roughly about $10 million with regards to the adult fleet.
Keep in mind, we have other brands that we are consistently taking a look at from a potential refresh perspective.

Operator
We will take our next question from Lauren Levitan with Cowen and Company.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Hi, Lauren.

Lauren Levitan - SG Cowen — Analyst
Hi, thanks. Good afternoon. Mike, in the past you have told us about how the web has given you some insights into future business opportunities. I am wondering if you could update us on how your web business is performing?
I know you had pulled back some of the inventory there to avoid polluting the channels, but curious how that’s progressing, and what kind of growth opportunities you see in all of the brands, not just in the adult business. Thanks.

Mike Kramer - Abercrombie & Fitch Co. — CFO
I think that’s a good question. Our web business is up about 50% year-to-date, and continues to track at that. We are getting much more sophisticated information about where that business is coming from, International, Domestic, by brand, and clearance.
We did cut way back on the clearance element, and I think it’s helped the total business, and it’s helped the positioning of the brands. The most interesting thing about it is the international business, which is growing at a rate faster than the total business. It is giving us a lot of insight about the potential of the international business by brand.
We can track, we are tracking it by country, we are tracking country purchases in stores, and we are, I am just very honestly, hugely overwhelmed by the potential of these brands in the international markets. Clearly we opened in Canada with huge success, which I was not expecting. And I believe that the international rollout will follow in a very deliberate way, but there is huge potential for us. I think that’s the biggest lesson to be gained from the web business right now. Thank you. Let me add to that, real quickly, to just put an exclamation point on Mike’s comments. We opened up in Canada to some amazing results, and yet in the last quarter, our Canada web sales were up 150%. I think that speaks to our brand presentation up there as well.

Operator

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We will take our next question from Barbara Wyckoff with Buckingham Research.

Barbara Wyckoff - Buckingham Research Group — Analyst
Hi, everyone, can you hear me?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Yes, we can. How are you?

Barbara Wyckoff - Buckingham Research Group — Analyst
I am good, I am on a cell phone. I’m worried about the strength in the Midwest. It seems like it’s been so weak for so long. Have you done anything different to reenergize this area, and then also the same question for the West?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
The answer is no because we really run a chain, and pretty much sell the same things every place. The business in the West is weaker than any other part of the country, and southern California is weaker than northern California. I don’t think we are alone there. But we are looking at that very carefully. I have spent time in southern California, we have done focus groups out there. We are throwing everything we can into figuring out that weakness. I wish I could tell you that I knew the reason for it. If any of you do, I would appreciate your insight.

Operator
We will hear next from Jeff Klinefelter with Piper Jaffrey.

Jeff Klinefelter - Piper Jaffray — Analyst
Yes. Congratulations as well on a great quarter, guys.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thanks, Jeff.

Jeff Klinefelter - Piper Jaffray — Analyst
In terms of the markdown activity in the third quarter, can you elaborate a little bit more on that. Is that kind of anticipated given the flow of comps throughout the quarter? Was there a particular category you want to make sure you were out of before the holidays? Any kind of context around that?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
No, they weren’t abnormally high. I think they were pretty low the year before. I will tell you that we are committed to just marking down on a weekly basis, and not holding anything at all.
We are running a little higher as a percentage in our fashion knit categories, because we are churning those categories, pushing in newness on a weekly basis, and taking markdowns where they don’t happen, or where they sell-through. I am not concerned about it. I think we are running a very fluid business, and are very clean moving into the fourth quarter. Thank you.

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Operator
We will take our next question from John Morris with Wachovia Securities.

John Morris - Wachovia Securities — Analyst
Thanks. Congratulations, guys.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Thank you.

John Morris - Wachovia Securities — Analyst
On a question from Mike Kramer, on the cost-cutting initiatives going forward, if you had to look at your crystal ball, and I know you were talking about some of the initiatives that are coming in currently that are adding, in terms of layering of costs from an investment standpoint. In terms of other areas where you might actually be able to trim back, can you just elaborate on that? And Mike, if you can give us any sense of the opportunity for holiday for a merchandising standpoint, where you see the holiday for Q4 this year?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Okay, Kramer, do you want to go first?

Mike Kramer - Abercrombie & Fitch Co. — CFO
Yes, I will go first. I don’t refer to this as really cost-cutting initiatives. I look at this as investment initiatives to make us more scalable in the future, and basically redirecting a lot of the expenses.
In terms of the detail, we have, there’s a significant amount of manual processes that have gone on here that we are going to implement a lot of technology to help us become more scalable, and also by just sheer movement from people to machines, actually reduced some of the errors, or some of the communication errors that go on.
But we are really excited about a lot of our investments that are going on. I haven’t detailed this out other than to talk about our sourcing, in terms of allocation, our store level stuff, in terms of our back office to floor systems and reports. Also, with regards to the visual presentation in our store. These are some significant areas that I think we can become more scalable through our continued investment in IT.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
And I want to add to that. I have spent a huge, and I think this is no secret to everybody. I have spent a huge amount of time in our stores recently, virtually every weekend for the last six months excluding a couple, and have been focused very much on store systems. I also don’t think it’s a secret to the fact that I enter ever store by the back door.
I am fascinated with our stockroom procedures. I am very fascinated with how merchandise arrives from the back door, and gets to the floor to the cash register. We have implemented a lot of systems in these stores recently to operate more efficiently on a store level. I think we are making great progress there, and I think we see it in our store, and we are working on IT initiatives to make them even better.
But this is a great thrust of me, and by me and the Company, and I think it’s going to pay off now and in the future. In terms of merchandise for Christmas, I think there is no secret of the fact that we think that the fleece business is going to be pretty good, and I hope that we overwhelm you with that.

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Operator
Next from Jennifer Black, Jennifer Black & Associates.

Jennifer Black - Jennifer Black & Assoc. — Analyst
Hi, Mike and Mike. Congratulations.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Thank you.

Jennifer Black - Jennifer Black & Assoc. — Analyst
I have a few questions. I wondered, one, if you have considered or would consider any type of a loyalty program for Abercrombie? And two, if you could talk about your accessory businesses in all four formats, and if you have any line extensions?

Mike Kramer - Abercrombie & Fitch Co. — CFO
I’m sorry, could you repeat that? I’m sorry, I was whispering to Lennox.

Jennifer Black - Jennifer Black & Assoc. — Analyst
Do you want me to repeat the first question?

Mike Kramer - Abercrombie & Fitch Co. — CFO
From the top.

Jennifer Black - Jennifer Black & Assoc. — Analyst
Okay. Would you consider having a loyalty program for Abercrombie? And that’s the first question, so why don’t I just start there?

Mike Kramer - Abercrombie & Fitch Co. — CFO
In the adult business?

Jennifer Black - Jennifer Black & Assoc. — Analyst
Yes.

Mike Kramer - Abercrombie & Fitch Co. — CFO
The answer is no, because I believe that a loyalty program, in fact, is a promotional device, and I don’t think it is wise or necessary in any of our brands.
We had a loyalty program in the Hollister brand that we have stopped. We found that it didn’t really drive the business at all, and I thought it was a stealthy kind of a promotional vehicle. So have we thought about it, yes, but do we, but I’m not interested in it at this point.

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Jennifer Black - Jennifer Black & Assoc. — Analyst
That is what I thought you would say. I am just checking.
The second question is about the accessory business, if you could just tell us a little about the accessory business in all four of your formats?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Women’s or men’s?

Jennifer Black - Jennifer Black & Assoc. — Analyst
Both.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Okay. Accessory business offers us a huge potential, huge, huge, huge and I’m just a jerk that I’ve not been able to build more volume in the past, but I am really on that track now. We are tracking major buckets in the women’s accessory business. Our business is comping just beautifully.
Our winterwear business is excellent, our tote business is excellent. I don’t want to go into all the buckets, but by looking at the business in terms of major segments, I think we are making major progress in that business. The men’s business is also healthy. The men’s underwear business is excellent.
I think we are routinizing the boxer business, in terms of more systemically going after that business. I would believe that our accessory business masculine and feminine, first feminine will grow at a faster rate than masculine, but it will grow at a much greater rate than our total business. It’s smart of you to identify that opportunity. Major dollars are in store for us in accessories. Thanks.

Operator
Next from Lorraine Maikis from Merrill Lynch.

Lorraine Maikis - Merrill Lynch — Analyst
Just a quick follow-up on the technology spending. How much of the expense piece of this, or the CapEx will go away next year?

Mike Kramer - Abercrombie & Fitch Co. — CFO
As far as 2007, I would say none of it. Our IT spending for 2007 will actually increase by 10% over this year.
We were behind in terms of our IT investment spending, and we have been honest about that. I think we have made great strides year-to-date but we will continue to invest through 2007. And I think that by the end of 2007 we will be caught up, in terms of where we want to be, but we will be continually looking for, how do we continue to enhance the business through systems, through innovation that way.
As far as 2008, we will see, based on what actually transpires in 2007. But we are very committed to our IT technology investment.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Just add a note to what Jennifer asked in terms of accessories, which was the most obvious answer to the question. Because we own such strong brands, the accessory business follows.

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Final Transcript

Operator
We will hear from Stacy Pak with Prudential Equity Group.

Stacy Pak - Prudential Securities — Analyst
Hi, thanks. Mike, one for you, or Mike Jeffries, one for you, and then one for Mike Kramer?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Stacy, no congratulations?

Stacy Pak - Prudential Securities — Analyst
Oh, congratulations. Sorry.
On the fourth quarter, you said you feel good about fleece. Can you comment also on your read on sweaters, on newness on the men’s side of the business, and also on denim, because my sense is the compare on denim gets easier in Q4 relative to Q3. And Mike Jeffries this is all for you. Also, is RUEHL adequately differentiated from core in your view.
And the Mike Kramer, for you, you gave us the refresh spending. Is the tech spending in Q4 higher than it was in Q3? And all the initiatives you mentioned, in terms of investing for the future, when will we begin to feel their impact? What is the impact on the operating margin, and what is the reduction in the lead time from the new design center? Thanks.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
So let me address the questions first. Sweaters. I think the second layer business is more a fleece business today than a sweater business.
In the masculine business, a fashion guy, a young guy is honestly not very interested in wearing sweaters. We don’t have a generation that likes wool, and so that business in the masculine businesses at the younger levels, less in RUEHL, has gone to fleece. It has even happened in RUEHL. I think guys look at sweaters as more candidly, an old man business.
On the female side of the business in sweaters, it is a more attractive alternative for a woman. There is more fashion. Having said that, that business is being outpaced by fleece. But there is an ongoing sweater business that is bigger clearly in women’s than in men’s.
Denim, you are right. It’s a lesser percentage of the business in fourth quarter, and the fourth question about RUEHL is I think we are filling buckets there. I think we now have our buckets full. I think it’s a good question, Stacy, because my initiative there is more differentiation in the brand now.
We were too differentiated in the past. We have caught up, and I think we need to be more differentiated. And that is absolutely our focus, and I think we will see a lot more of that as spring evolves. Three good questions for Mike.

Stacy Pak - Prudential Securities — Analyst
The last one for you was the newness in men’s?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Oh, yes, I think we look really, really, I think we look really good, really solid in men’s. I think so.

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Final Transcript

Mike Kramer - Abercrombie & Fitch Co. — CFO
Stacy, with regards to your question, with regards to IT spend from Q3 to Q4, it’s going to be roughly flat to a little lower —

Stacy Pak - Prudential Securities — Analyst
In dollars or percent?

Mike Kramer - Abercrombie & Fitch Co. — CFO
In dollars. Obviously Q4 is an important quarter for all of us, and you don’t like to do as many changes during that quarter, as you would normally. But it will be flat to a little bit lower. In terms of, what’s the other question, we see the impact.
Well, I believe, because these initiatives impact not only the bottom line but the topline as Mike talked about, a lot of the reporting that is going on in the stores I believe is really enhancing our ability to refill our stores quicker, and thus enhance our sales. So I believe in home office we are already starting to see impact in terms of the bottom line spending.
The thing I want to caution you on is in terms of these investments, in terms of the payoff, you are not going to see it for a while, because what we’re doing is, I’m taking those investment saves, and turning those into other investments throughout the organization.
If you wanted to look at it on a bucket by bucket, you would see some bottom line savings, but you would see some increases somewhere else. Some of these investments are long time past due, so we are taking our wins and reinvesting them. Now also keep in mind, guys, we have as we have indicated a new concept coming out pretty quick. There is some significant investment that you are probably not seeing from a bottom line perspective, because we are seeing a lot of savings in some of the other line items.
In terms of the design center, and how it’s impacting lead time, I am going to let Mike answer that.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
I think it is impacting the business more qualitatively than quantitatively at this point. I think it has had a huge impact upon our ability to create more distinctive products. There is a time factor, but candidly, we have such a backlog, in terms of the demand on that center, that I’m not seeing a quantitative reaction yet, in terms of timing. We will.
I just want to go back to your sweater conversation, Stacy, because there is one more point. The places where we sell the only places we sell men’s sweaters well are in our international locations. Very much an international, not an American business at this point. Thank you.

Operator
Next we will hear from Paul Lejuez with Credit Suisse.

Paul Lejeuz - Credit Suisse — Analyst
Thanks, guys. Have you talked about a CapEx number for ‘07? Sounds like you have got a lot going on. Maybe you can give us guidance for CapEx? And related to that, how far are you through the store investment project? If there’s any way you can quantify how many you have got done, what it cost you on a per-store basis, and what we have got to look forward to going forward? And just to follow-up on your comment about the new concept, when should we expect to hear a bit more about that?

Mike Kramer - Abercrombie & Fitch Co. — CFO

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Okay, I don’t know if I will answer it in the order you asked, but I will try. With regards to the CapEx for 2007, we are really not going to give you a number as of yet. But in terms of your question, you kind of indicated, you are talking about a lot of investments, yes we are talking about a lot of investments, but we will be prudent in terms of our capital spending.
If you keep in mind the 410 to $420 million that we are talking about this year, roughly $100 million of that is related to the D.C. We’re not going to have to build a D.C. in 2007. So hopefully that will give you some kind of clarity, in terms of what we are talking about. I only talked really about IT in terms of a 10% increase in investment spend.
What were the other aspects? The other questions?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
How far through the investment project?

Mike Kramer - Abercrombie & Fitch Co. — CFO
Roughly on the adults, we have finished roughly 100 of the 358. I will let you do the math in terms of the what the dollars that we spent on a per-store basis.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
One more comment about men’s sweaters, I am the only person at this table who has a sweater on. I said it was an old man’s business. [laughter]

Operator
Next we will hear from Christine Chen with Pacific Growth Equities.

Christine Chen - Pacific Growth Equities — Analyst
Hi, everyone, and congratulations on a nice quarter.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thanks, Christine.

Christine Chen - Pacific Growth Equities — Analyst
Just wanted to have a couple of housekeeping questions answered. D&A and CapEx for the quarter, and then the tax rate was a little bit less than what I had modeled, and I am wondering if we should expect that same rate in Q4 and in ‘07? And I have a question about RUEHL.

Mike Kramer - Abercrombie & Fitch Co. — CFO
With regards to the tax rate, it was a little bit lower than our guidance of 39%, but it was marginally lower. I would anticipate our tax rate to be 39% in Q4. It was roughly 38.8% for the quarter, but we anticipate it being around 39% for Q4. The other question, what was the other question?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
CapEx and D&A.

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Final Transcript

Mike Kramer - Abercrombie & Fitch Co. — CFO
Q3 was about — $117 million in Q3 and our depreciation expense for Q3 was $38 million.

Christine Chen - Pacific Growth Equities — Analyst
And then with respect to RUEHL, just to follow-up, are you happy with the price points of the product currently, or do you anticipate changing that going forward, as you adjust the merchandise?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
No, I’m delighted with the price points. I’m delighted with RUEHL progress. I like the price points, I like the fact that we are casual. Obviously we are comping very well, the productivity is growing. I think that what we are talking about in terms of differentiating is more tweaking than fundamental.

Mike Kramer - Abercrombie & Fitch Co. — CFO
And just to tack on to that, we pointed out that RUEHL had a 61% increase in transactions. That should give you some feeling that we are really feeling good about our price point.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
We are positioned exactly where we need to be for growth in that brand. Absolutely.

Operator
Next from JJK Research, we will hear from Janet Kloppenburg.

Janet Kloppenburg - JJK Research — Analyst
Hi, everybody, congratulations.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thank you, Janet.

Janet Kloppenburg - JJK Research — Analyst
Just a few questions. Mike Kramer, it looks to me like when you back out the nonrecurring MG&A last year, that the MG&A ratio was down apples to apples, yet you said not to expect any leverage in Q4. I am wondering why?
I am wondering if you made any share repurchases in the third quarter? You can’t see it on the balance sheet, but I am wondering if perhaps you did, and we will see it in the fourth quarter? And on the inventory flow side, I think you talked about maybe accelerating some flows, and I know everybody should be happy that comps are down 7% per square foot, but I want to make sure you maximize your comp opportunity in the fourth quarter.
So maybe you can talk about the inventory flows for the fourth quarter this year versus last. And for Mike Jeffries, hi, Mike, I was wondering if you could talk a little bit about this transaction value switch with the tops and bottoms, and if you think that mix shift will even out as we go

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Final Transcript
through the fourth quarter, or really what you think will happen with the average transaction value as we go through the fourth quarter, and the spring season? Thanks very much.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Janet, in answering your first question in terms of MG&A, if you exclude the nonrecurring severance, that it was still a leverage item and why —

Janet Kloppenburg - JJK Research — Analyst
It was, wasn’t it, Michael?

Mike Kramer - Abercrombie & Fitch Co. — CFO
Yes, very astute on your part. [multiple speakers]. There was roughly again in Q3, I just want to highlight the larger ones, but there’s about 5 to $6 million of other one-time charges last year. That, one of them was the Hurricane Katrina deductible. Another one was charges related to a Japan separation, which we talked about last year, and the other one was about a $2 million write-off of some system-related stuff. So if you pull all that out, you will see the fact that on an apples-to-apples basis, there was not leverage for Q3. And that is again, with the investments that we are talking about, that’s why we indicated there will be no leverage for Q4.

Janet Kloppenburg - JJK Research — Analyst
And were there any one-time charges in Q4 last year?

Mike Kramer - Abercrombie & Fitch Co. — CFO
Not that I am aware of, quite frankly. Nothing substantial. In terms of inventory, and accelerating flow, Mike Jeffries has talked a lot about this in terms of the tops, but the negative, I don’t know why that would alarm you —

Janet Kloppenburg - JJK Research — Analyst
No, it doesn’t alarm me. I just wondered if the flows, if the inventory is where you want it to be right now, if it’s balanced —

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
To answer the question, Janet, is yes. The decreases that you are seeing are coming out of the basic classification. Our jeans, obviously our jean business is less than last year, and two even some fashion basics, like polos. We are maintaining the flow of fashion, and in fact increasing it, and that’s what Kramer was talking about, in terms of expediting spring. So the inventory decreases are coming out of our basic categories. Kramer, is that correct?

Mike Kramer - Abercrombie & Fitch Co. — CFO
That’s correct. Yes, that’s definitely correct. I think that, keep in mind, Janet, this was the quarter last year where we showed 87% increase. We feel really good with where we are at, in terms of our inventory. We are not sacrificing newness or freshness to try and drive the optimization of inventory at all.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO

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Final Transcript
And I think you guys can see, we flow newness here on a weekly basis. I have been saying that to evaluate our business, and I know you know this, Janet, better than anybody, you can’t look at us at the beginning of each quarter and say that is all there is, because we change weekly. And that is our mission, to flow newness every week. I think we are doing that.
In terms of your question about the transactions, we will continue to see an increase in transactions because of that shift from bottoms to tops, which will continue to happen through fourth quarter. Stacy asked if it would mitigate a bit in fourth quarter, yes, but the business is still being driven by tops, so you’d see that same kind of ratio happening in the fourth quarter.

Mike Kramer - Abercrombie & Fitch Co. — CFO
With regards to your question on share repurchases, there were no share repurchases in Q3. That’s it.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thanks, Janet.

Operator
[OPERATOR INSTRUCTIONS] Please initially limit yourself to one question. We would be happy to take follow-ups if there is time. Next we will hear from Jeff Black with Lehman Brothers.

Jennifer Black - Jennifer Black & Assoc. — Analyst
Thanks. A question for Mike Jeffries, a quick one. As you look ahead to spring, what is your assessment of what really drove erratic performance in 1Q, and more specifically in 2Q at Hollister? What are the lessons you learned from that experience, and what do you think the opportunities are as we move into 1Q and 2Q next year? Thanks.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
I am not sure how erratic the performance was, #1, but let’s discount that. I think that the secret of each of our brands is flowing newness, and we are committed to doing that, and being on the front end of the fashion curve. As we continue to do that better and better, our business just continues to grow. I don’t look at last year as any kind of a problem, but I think we have opportunity to go forward.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Unless you can clarify what you mean by the erratic, that’s —

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Right, I don’t see erratic. But if you would like to talk to anybody about that later, do so. But there’s not erratic performance in our business. We are pretty consistent. And that is really the point of the business today. There is huge consistency in the business as we go forward.

Operator
We will take our next question from Randal Konik with Bear, Stearns.

Randal Konik - Bear, Stearns — Analyst

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Final Transcript
Great. Thanks a lot. Two questions, one for Mike Kramer. Can you talk a little, you talked a little about the Canadian business, I guess the web sales were up 150%.
Can you talk about the flagship in New York, and then the store in Ala Moana Hawaii. What are you seeing in terms of those stores, in terms of any metrics you can share with us, that provide you with your confidence in the international strategy? Anything you are seeing in terms of any international shoppers from Europe, or any other particular countries in those stores you can share with us?
And secondly for Mike Jeffries, can you just talk a little bit about the success of the portfolio strategy you have had since you’ve implemented it in the 1997 with the kids business. When you think about the whole specialty, all these specialty retailers going to these portfolio strategies, and you guys are already set up that way, what advantages do you think you have in managing your portfolio other over retailers, and do you have any advantages in your real estate negotiations with the mall operators, given your strong portfolio?

Mike Kramer - Abercrombie & Fitch Co. — CFO
With regards to any metrics we can provide, with regards to Canada, Fifth Avenue, Ala Moana, to help you feel better about international expansion, I can reiterate the metrics we said before. We have been pretty, I think these are pretty substantial metrics. Canada is continually performing at 3 times our domestic business in both of our brands, which we are very excited. That is just continuing.
Fifth Avenue, we have really not talked about sales. We have indicated that the four wall profit is accretive to our adult brand, which I think is spectacular. We indicated that again, in terms of our conversation in terms of profitability on Fifth Avenue, which a lot of retailers don’t do.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
And we won’t talk about volumes, but I think you can visit the store, and kind of get a feeling for what’s going on there. At any time.

Mike Kramer - Abercrombie & Fitch Co. — CFO
And we have said, we have a high percentage of international at our Fifth Avenue store in Ala Moana, and that gives us great excitement for going international. That is really all I can say. It is just reiterating what we have said in the past.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
To talk about a portfolio strategy, I believe that our strategy is different from most people with portfolio strategies, in terms of the control we exert over our businesses, and the consistency that we are achieving because of it. I think there is a lot that goes into those strategies, but I think it’s pretty much about control over the business.

Mike Kramer - Abercrombie & Fitch Co. — CFO
We recognize the fact that, first of all, from a real estate perspective, our size, we are a player out there, as well as the dominance of all four of our brands, and we recognize that there is some power that comes behind that. All I can say is that we recognize that, and we are going to fully utilize that.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thank you.

Operator
Our next question will come from Rob Wilson with Tiburon Research.

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Final Transcript

Rob Wilson - Tiburon Research — Analyst
Yes, thank you. Could you speak to your distribution center, which I believe you are going to open at the end of this month. Is that right, Mike Kramer?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
That’s correct.

Rob Wilson - Tiburon Research — Analyst
And also, should we expect some deleverage on stores and distribution expense related to that going forward? And my next question would be, did you start out the quarter with a higher level of markdowns than last year?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Start the quarter. In terms of the distribution center, we anticipate that opening in the end of December, first part of January, and it’s going to open in stages. Yes, there is going to be some pressure, with regards to stores in distribution on that line item in terms of the D.C., but the stores and distribution line item is a significant line item, and the D.C. represents a smaller portion of that. But there is going to be pressure with regards to that, as we get up and going and fully utilize the D.C. But we are very excited about it. Third quarter, the level of markdowns, I would, we don’t track the end of third quarter because it’s not the end of the season, as we would the end of a spring season, but I don’t think they would be actually absolutely in-line with last year.

Mike Kramer - Abercrombie & Fitch Co. — CFO
I don’t think there was any abnormality this year with regards to the seasonality, if you will, of the markdowns, other than what we have already talked about, in terms of the movement from sales to clearance. But it wasn’t substantial.

Operator
Our next question will come from Marni Shapiro with The Retail Track.

Marni Shapiro - The Retail Track — Analyst
Hey, guys, congratulations.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Marni.

Marni Shapiro - The Retail Track — Analyst
And by the way, on southern California, my best guess is, those kids have had way too much sun, and they can’t think straight.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
[laughter] Thanks, Marni.

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Final Transcript

Marni Shapiro - The Retail Track — Analyst
I believe that’s true because if I lived in southern California, I would be buying all the scarves at Hollister that I could get my hands on. But I do have a couple of very quick questions. You talked about a bunch of different metrics. You didn’t mention any changes to UPTs? I was curious if there was anything there.
And if you could just quickly follow-up on the markdown strategy. Are you satisfied with this new markdown strategy, and what should we expect now at year-end from you guys?

Mike Kramer - Abercrombie & Fitch Co. — CFO
I will take the first part. On units per transaction, adult was up 7% for the quarter; kids was up 9% for the quarter, Hollister was up 7% for the quarter; and RUEHL was up 14% for the quarter, for the total company it is 7% for the quarter.
And the latter part of question was again, Marni?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
About the markdown strategy, I don’t want to make too much of this. There isn’t really a new markdown strategy. We are just clearing as we go along. I would not say there is a new strategy.

Mike Kramer - Abercrombie & Fitch Co. — CFO
And again, the Q3 as Mike indicated before, I would say that the markdown rate last year was too low. So we are not looking at that as an issue. We clear on an ongoing basis. But thanks, Marni.

Operator
We will take our next question from Dana Telsey with Telsey Advisory Group.

Dana Telsey - Telsey Advisory Group — Analyst
Good afternoon and congratulations. It seems like one of the focuses of this call has been systems, moreso than we have heard in other calls. As you invest in the systems and the different aspects of systems, do you see it as an opportunity to drive the operating margins higher? And does it differ by brand? Thank you.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Absolutely, the first question is, yes!

Mike Kramer - Abercrombie & Fitch Co. — CFO
Absolutely. We believe that there is going to be strong payback in terms of the investment that we are seeing in 2006 and 2007 without a doubt. But I want to say that I think that not only is the investment piece of the call what we are trying to get across, is the fact that we are investing and still providing leverage, which I think is really what we have been speaking to. As well as the significant transaction growth that we saw this quarter. Those are the three key takeaways. What was the other —

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO

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Final Transcript
Is it different by brand? No, I think we have opportunity in every single one of the brands, Dana. Good question.

Operator
Next we will hear from Mitch Kummetz with Robert Baird.

Mitch Kummetz - Robert W. Baird & Co. — Analyst
Thank you and let me add my congratulations. Let me start with a couple of quick housekeeping questions, and this would pertain to the third quarter. Could you tell us what your internet sales were and then also productivity by concept?

Mike Kramer - Abercrombie & Fitch Co. — CFO
I will go with the productivity by concept on a rolling 12 basis, on a rolling 12 basis adult was $448; kids, $497; Hollister,$553; RUEHL, $344; total company, $490. Let me reiterate that. An increase on adult was 12%; kids, 27%; Hollister, 24%; RUEHL, 59%; for a total company of 19%. This is something, another key takeaway that we want you to takeaway on this call. One of the exciting things to point out there is kids at $497, which is absolutely spectacular. $41million in terms of internet, which doesn’t include shipping and handling.

Mitch Kummetz - Robert W. Baird & Co. — Analyst
Okay. Secondly, in terms of the guidance for the back half, you were kind enough to mention that the low end of that back half guidance is predicated on a flat comp for the fourth quarter. Should we assume that to get to the high end of the guidance, you are looking at something low single digits? Is that something you are willing to discuss?

Mike Kramer - Abercrombie & Fitch Co. — CFO
I am not really willing to discuss that. What I wanted to do was tie our EPS guidance to sales, so that you can monitor it as it goes on, but I really don’t want to indicate what the top end is related to.

Mitch Kummetz - Robert W. Baird & Co. — Analyst
Okay, thank you, good luck.

Operator
Next we will hear from Brian Tunick with JP Morgan.

Brian Tunick - J.P. Morgan — Analyst
Thanks, guys. How you doing, Mike?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Good.

Brian Tunick - J.P. Morgan — Analyst
First for you, on maybe Hollister, can you talk about how some of the older Hollister stores, I guess 2 or 3 years old now, how are they still comping and what are some of the best Hollister stores doing per foot right now?

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Final Transcript

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Oh, it’s huge. And they continue to comp like crazy, and it’s, I don’t have a total. Maybe we could look at a screen for you, but I look at if you have probably all been in Roosevelt Field Hollister, which continues to comp positively and we opened a store in Smith Haven, which I think is projecting at $14 million, and Roosevelt Field is still comping positively, and I think the female productivity of Hollister, Roosevelt Field is how much, $4,000 a foot? I mean it is huge.
Those stores continue, I haven’t done a screen, in terms of age of business, but they continue to comp very positively. And the productivity is, it’s no secret the productivity is much higher in the female part of the business than the masculine part of the business. We have addressed this by expanding one additional room in the back of Hollister in a three-room concept. So we in fact have more room in the female brands than the masculine brands.
However, we maintain the masculine face on the door. I think this will help relieve some of the pressure in the Hollister brand, in terms of this female productivity. We in fact, in both girls in Abercrombie and Hollister’s Betty’s have extreme pressure on the female side of the business, in terms of dollars per foot, and are looking for creative ways to alleviate some of that pressure.

Mike Kramer - Abercrombie & Fitch Co. — CFO
It is very clear that the 553 that I indicated on Hollister is not, it’s an average. There is a huge distribution there, as Mike pointed out Roosevelt Field. That gives us much comfort that there is a lot of room for growth.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
But good question, Brian I think you have been in those stores, and you have seen what we are talking about.

Operator
Crystal Kallik with D.A. Davidson.

Crystal Kallik - D.A. Davidson & Co. — Analyst
Congratulations also, everyone. Thank you. Wanted to talk a little bit about RUEHL. Just how you’re approaching it now, that you are feeling very comfortable with the way that brand is positioned and the price points. I wonder as an older customer, certainly evolved beyond the core Abercrombie & Fitch.
How do you think about marketing to this customer outside of the box? Are you still feeling like it really is the store presentation? And then how do you address expansion in RUEHL? Is it time to start rolling that out more aggressively? And how do you scale the store economics? What is the trigger point when you start to really leverage the investment behind RUEHL?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
A bunch of different questions there. We totally believe that we market within the four walls of a store, and that is what we continue to do to build that business, and there is one exception, and that is the leather goods part of the business, which we believe is an opportunity for helping us position that, and we will be looking for the spring there is a PR campaign, and a very small handbag advertising campaign, to position that portion of the business in a way that identifies us as a status brand.
It is only to develop that leather goods business, which we have invested in as a company, and will continue to do so. But for the balance of the brand, we don’t think we have to do anything any different from what we are doing in the store. We are growing the store base. We are aggressively looking for locations as we speak, and I think Kramer can talk to our expectations of profitability.

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Final Transcript

Mike Kramer - Abercrombie & Fitch Co. — CFO
Yes, I think that we again are sticking with what we have previously guided to, in terms of profitability toward the latter part of 2007 from RUEHL. Let me talk about that aggressive rollout. Because I don’t want you thinking that we are not, we are very excited about this brand. As Mike said, we are aggressively looking. Again, it’s the quality of real estate that’s going to drive this. But we are very aggressive and very excited about this brand. Again, I’m very excited about the profitability aspects of this brand as well.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Let’s be clear about who the target customer is. It is a 30-year-old. Each of our brands is very focused on age. Let’s just go over it again, little Abercrombie, 12; Hollister, 16; A&F, 20; and RUEHL, 30. I don’t even do age brackets anymore. And a 30-year-old is not very old in America today, and beyond that, I have to say I don’t think it’s in our DNA to really do business with mature people.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Let me reiterate. We believe that an optimum number of stores to really maximize, or maximize our margin, which is a key driver in terms of the profitability is 25 to 30 stores.

Crystal Kallik - D.A. Davidson & Co. — Analyst
Thank you very much, that was very helpful.

Operator
Our next question will come from Kimberly Greenberger with Citigroup.

Kimberly Greenberger - Citigroup — Analyst
Great. Thank you. Good evening.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hi, Kimberly.

Kimberly Greenberger - Citigroup — Analyst
Mike, I was hoping you could just hindsight the third quarter, talk about your, the merchandise performance. What were you most pleased with and where do you think you had opportunities that we can look forward to for next year? And then, secondarily for Mike Kramer, I am not sure that I understand exactly what you mean about store systems, and systems to get the back office to the floor, what did I write down here? I can’t even read my own writing.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
I get the gist of your question.

Kimberly Greenberger - Citigroup — Analyst
Okay. If you could just help an IT dummy, thanks.

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Final Transcript

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
I think we had clearly an extraordinary top performance in third quarter, and it was pretty consistent by brand. Our performance was very strong across the brand in masculine/feminine fleece. Our performance was very strong in women’s fashion knits, shirtings. The graphics business was kind of flat, and the sweater business was flat in women’s and nonexistent in men’s, because we are not in the business, but that resulted in a pretty extraordinary tops business.
Our bottoms business was not positive. Our denim business, as we have said, was negative, but a very balanced business. And we constantly sell light, medium, dark washes, continue to sell destroyed washes very well, because it’s in the nature of our business. That business was balanced, and I think we didn’t miss much business there. The knit bottoms business was very good in masculine and feminine. So I would say we get very high marks for tops in the third quarter. And we think that that’s going to go forward.

Mike Kramer - Abercrombie & Fitch Co. — CFO
With regard to the technology and the store systems, with the volumes that we are doing, and particularly the productivity that we are doing, it’s imperative we get the product from the back of the house to the front of the house, even with the stack heights that we have. Anytime you walk into our stores, whether it’s 10:00 in the morning, 2:00 in the afternoon, or 7:00 at night, you will still have that same size and stack height integrity, because we do not want to walk sales.
And it’s important and we have talked about our investment in what we call the impact program. The impact program is really investing in a small staff that enables us to continually replenish the front of the store. We actually have reports that come off intermittently, I won’t go into the details, but shows what is actually sold on the store so we can replenish it quickly.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Let me insert this, because we are learning a lot from our flagships. In Fifth Avenue, we must replenish within 45 minutes within the time the item is sold, or we will miss business. That is how we are turning inventory there. What that is teaching us in terms of systems, has changed, it is kind of fascinating.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Absolutely. And the learnings that we are actually learning here is also helping us in terms of just even the back of house, which hopefully we can become as efficient out there as anybody. And thus maybe require less need for backup house, which is expensive real estate.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thanks, Kimberly.

Operator
Next we will take a question from [Josh Schwartz].

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hey, Josh.

Josh Schwartz Analyst
Hey, guys, how are you?

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Final Transcript

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
We’re great, how are you?

Josh Schwartz Analyst
Well, thanks. Mike, I have a question, Mike Jeffries. I have been sitting here try to figure out an ingenious way to ask you this on this call, but I am just going to come out and ask it.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Go ahead.

Josh Schwartz Analyst
I listen to you and I think I know the business well and arguably, nearly everything is going as well as it ever has since I have known you, and this business, and I look at it and there’s one thing, and I know you have reasons for everything that goes on, so I just want to understand. But I look at the operating margin, and I know you guys have been very clear here about the investments you are making, and that you can drive high, you think you can drive higher margin over time. That is the intent. But I guess I am curious.
I am looking at the growth in the store and distribution expense, and I see that we are still running after multiple years of making this change in the operating strategy about investing in the stores, we are still growing that at twice the rate of the square footage growth, and I go back and I think, I have known you for a while, and I understand we may have underinvested, but if we go back to say ‘98 when sales per foot were even higher, and we were running out of the limited DC, when our distribution expenses were much higher —

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
I’m not sure in ‘98 —

Josh Schwartz Analyst
Or ‘97.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
I think —

Josh Schwartz Analyst
I guess here’s the question, the question is —

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
I think we have surpassed the highest year, or we are doing that now.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Absolutely, we are.

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Final Transcript

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
When A&F was by itself. Okay, I just had to throw that in.

Josh Schwartz Analyst
My real question is, why are our store and distribution expenses still rising so fast, even with the investments we are making? I am just trying to understand your thinking.

Mike Kramer - Abercrombie & Fitch Co. — CFO
I attribute the majority of that to some of the underinvestment, and hopefully, we know we are seeing that, and hopefully you can recognize that, the payback in terms of the topline.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Let me come across, Josh, we starved this business. We absolutely starved this business, and there is a change in philosophy about investing in the future of the business, and I think we will see increased productivity, we are seeing increased productivity from it, and we’ll see more of that in the future, but we looked at a business that was totally undernourished. We are in catch-up mode.

Josh Schwartz Analyst
Can I ask you one follow-up?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Yes, but I am not going to talk about —

Josh Schwartz Analyst
I understand —

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
But, the question was asked, are we going to see increased levels of productivity —

Josh Schwartz Analyst
Yes, well, I guess my real question, you know what, I’ll leave it for a different time. I have got it.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
That’s okay, what’s the real question.

Josh Schwartz Analyst

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Final Transcript
No, it was related to that, which is, [multiple speakers] you are making the reason, my head says the reason we want to spend this money so we have higher sales productivity than we otherwise would, and I understand we are doing high sales per foot in New York, so we want to change the adult brand to look that way, and I guess I’m just curious as you change it, are you seeing any change in productivity, or is it too soon?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
It’s too soon to tell, from physically adjusting a store takes time. But I kind of look at it two ways, I think investments are about improved productivity in the future, which I think we are going to get and take to the bottom line, we are not giving you a model right now. But it is also sustaining brand.
I think when you look at the Abercrombie & Fitch brand, it has sustained a level of popularity and emotional appeal over a long period of time. This movie has changed. We look different from how we look five years from now. And it talks to the sustainability of a young business.
There have been very few young businesses that have sustained the performance over the period of time that we have shown consistency, sustainability, and future productivity increases. So that is how I look at it. Josh, at the end of 2007, you are going to see operating margin expansion, but you are going to see it with a significant amount of investment that is offsetting this malnourishment that Mike has talked about. Not to mention the fact that we were doing this without deteriorating our existing stores and fleet. We are spending money to maintain our stores at the high standards that we have.
And keep in mind, we spend very little in terms of marketing dollars. That is mostly billboard, and that is not very much. All of our marketing dollars are in-store, the in-store experience which falls on the stores in the distribution line item.
I think Josh really understands it. I think the point is where are we going. We have every belief that we are going to see more intervention on the operating margin line because we’re focused on that, but dwell on this sustainability of the business.

Josh Schwartz Analyst
I understand. And by the way, I believe what you said. I believe if you believe something, I have trust in you. So thank you.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Well, hopefully, with the investment that’s going on right now, the increased investment because of the malnourishment, you will start seeing a higher operating margin expansion growth after we go through this. We hope.

Josh Schwartz Analyst
My real comment is, I understand it ,and I would just ask you, which I’m sure you are doing this, but I’ll throw it out there, just always question it. From the outside it looks like a big number, but I do trust you, and you are an expert at this.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
We learn every day, but I think go in the stores. I say that to all of you. What do we look like out there. What do we look like today, versus a year ago versus two years ago? How do we compare to the folks in the mall? That is kind of the ending statement.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Compare the sustainability that you see in our brands with the other brands.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
And consistently. Josh, thank you. Have you found a girlfriend yet?

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Final Transcript

Operator
We will take our next question from Robin Murchison.

Robin Murchison - Suntrust Robinson Humphrey — Analyst
Wow, I’m not sure how to follow-up on that.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
[laughter]

Mike Kramer - Abercrombie & Fitch Co. — CFO
Sorry.

Robin Murchison - Suntrust Robinson Humphrey — Analyst
It’s all right. I have two questions. Just real quickly, RUEHL at what point does that go, do you begin web sales, I presume 25 to 30 sales, or when do you start looking at selling on the web for RUEHL?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
We have to get to about that level, that is what we are looking at. It’s the inventory level that we need to sustain to margin out, but it is about that level. That is where we are targeting.

Robin Murchison - Suntrust Robinson Humphrey — Analyst
Okay. And lastly, would you remind us when you began this clearing as you go along strategy? Was it middle 4Q, first —

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
No, we have been doing that for a long time. I think it is just kind of taking more immediate action than we ever have. You can look at how we markdown very quickly now, and I think that that is probably, if there is a difference, we just are reacting a little faster if you look at our current inventory, we delivered puff sleeve polos, they were a disaster, we marked them down the next week, never reacted that fast.

Robin Murchison - Suntrust Robinson Humphrey — Analyst
Right now, well, I was going to say, right now in our local Hollister stores, local Abercrombie stores, and on the web, it looks like you have a plethora of knit Ts, tops that you are trying to clear through, but I am assuming given that inventory levels, you are fine with all that?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
I am fine and we do that on an ongoing basis. We push that knit business, so as a percent of the business, it is fine. We are driving an awful lot of the knit top business as a company.

Mike Kramer - Abercrombie & Fitch Co. — CFO

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Final Transcript
Think about the velocity that business has.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Yes. Thank you.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Okay. I think that wraps it up.

Tom Lennox - Abercrombie & Fitch Co. — Director, IR & Corp. Communications
Thank you, everyone.

Mike Kramer - Abercrombie & Fitch Co. — CFO
Appreciate your calling in. Thanks.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Bye.

Operator
That does conclude our conference. Thank you all for your participation. We hope you enjoy the rest of your day.

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